                                  PLEXUS CORP.
                       THIRD AMENDMENT TO CREDIT AGREEMENT

      This Third Amendment to Credit Agreement (herein, the "Amendment") is entered into as of July 13, 2004, by and among Plexus Corp., a Wisconsin corporation (the "Borrower"), the Subsidiaries listed on the signature pages hereof, as Guarantors, the several financial institutions listed on the signature pages hereof and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (the "Agent").

                             PRELIMINARY STATEMENTS

      A. The Borrower, the Guarantors, certain financial institutions and the Agent are parties to a Credit Agreement dated as of October 22, 2003, as amended (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

      B. The Borrower, the Agent and the Lenders wish to amend the Credit Agreement to (i) increase the amount of the Revolving Credit Commitments and the L/C Sublimit and reallocate the Revolving Credit Commitments among the Lenders;
(ii) add Wells Fargo Bank, National Association (herein, "Wells Fargo"), Royal Bank of Canada (herein, "RBC"), Bank of America, N.A. (herein, "BofA"), KeyBank National Association (herein, "KeyBank") and U.S. Bank National Association (herein, "US Bank") as Lenders thereunder, (iii) remove The Provident Bank ("Provident") as a Lender thereunder, (iv) amend the Applicable Margin, (v) extend the Revolving Credit Termination Date, (vi) amend certain financial covenants and (vii) make certain other amendments thereto, all on the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. ADDITION OF NEW LENDERS.

      On July 13, 2004, subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be and hereby is amended to add Wells Fargo, RBC, BofA, KeyBank and US Bank as Lenders thereunder as follows:

            1.1. Each of Wells Fargo, RBC, BofA, KeyBank and US Bank (each a "New Lender" and collectively the "New Lenders") shall be deemed a Lender signatory to the Credit Agreement and shall have all the rights, benefits, duties and obligations of a Lender under the Credit Agreement and the other Loan Documents. Accordingly, all references in the Credit Agreement and the other Loan Documents to the term "Lender" and "Lenders" shall be deemed to include, and be a reference to, each New Lender, and all references in the Credit Agreement and the other Loan Documents to the terms "Note" and "Notes" shall be deemed to include, and be a reference to, each Revolving Note issued pursuant hereto by the Borrower to each New Lender. Each New Lender agrees that it will perform all of the duties and obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender with a Revolving Credit Commitment under the Credit Agreement as set forth on the Schedule 1 attached hereto.

            1.2 Each New Lender's address that appears on Exhibit A to this Amendment shall be deemed to be its address for the delivery of notices pursuant to Section 13.8 of the Credit Agreement.

SECTION 2. REMOVAL OF CERTAIN LENDER.

      Upon satisfaction of the conditions precedent set forth in Section 4 below, Provident (herein, the "Departing Lender") shall cease to be a Lender under the Credit Agreement and shall have no rights (subject to Section 13.6 of the Credit Agreement) or obligations (including any Revolving Credit Commitment to make Revolving Loans or participate in Letters of Credit or Swing Loans) thereunder, all of which rights and obligations it hereby assigns on a ratable basis to the Continuing Lenders (as defined below). The parties hereto consent to such termination of the Departing Lender's Revolving Credit Commitment and agree that all references in the Loan Documents to the Lenders shall no longer include the Departing Lender. As used herein, "Continuing Lenders" means all Lenders (including the New Lenders) other than the Departing Lender.

SECTION 3. AMENDMENTS.

      Subject to the satisfaction of the condition precedent set forth in
Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

            3.1. Section 1.4 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  Section 1.4. Minimum Borrowing Amounts; Maximum Eurodollar
            Loans. Each Borrowing of Base Rate Loans advanced hereunder shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted hereunder shall be in an amount equal to $2,000,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent's consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding hereunder at any one time.

            3.2. Section 1.8(a) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  (a) Optional. The Borrower may prepay in whole or in part
            (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $2,000,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.4 and 1.14 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.

            3.3. Section 1 of the Credit Agreement shall be amended by adding a new Section 1.15 at the end thereof which shall read as follows:

                  Section 1.15. Increase in Commitments; Additional Lenders. (a)
            The Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), and provided that (x) the Borrower has not previously terminated all or any portion of the Revolving Credit Commitments pursuant to Section 1.12 hereof, (y) the Administrative Agent consents to such increase and (z) no Default or Event of Default exists, propose to increase the aggregate amount of the Revolving Credit Commitments to an amount not to exceed $200,000,000 (the amount of any such increase, the "Commitment Increase"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following its receipt of such notice from the Administrative Agent, to elect by notice to the Borrower and the Administrative Agent to increase its Revolving Credit Commitment by its Percentage of the Commitment Increase. Any Lender which does not respond to such notice within such 15 day period shall be deemed to have elected not to increase its Revolving Credit Commitment.

                  (b) If any Lender party to this Agreement shall not elect to increase its Revolving Credit Commitment by the full amount permitted by subsection (a) of this Section, the Borrower with the consent of the Administrative Agent may designate one or more other banks or other financial institutions (which may be, but need not be, one or more of the existing Lenders) which at the time agree, in the case of any such bank that is an existing Lender, to increase its Revolving Credit Commitment and, in the case of any other such bank (an "Additional Lender"), to become a party to this Agreement. The sum of the increases in the Revolving Credit Commitments of the existing Lenders pursuant to this subsection (b) plus the Revolving Credit Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase.

                  (c) An increase in the aggregate amount of the Revolving
            Credit Commitments pursuant to this Section 1.15 shall become effective upon the receipt by the Administrative Agent of an agreement in the form of Exhibit I hereto signed by the Borrower, by each Additional Lender and by each other Lender whose Revolving Credit Commitment is to be increased, setting forth the new Revolving Credit Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower, if any, with respect to the Commitment Increase as the Administrative Agent may reasonably request.

                  (d) Upon the effectiveness of any increase in the aggregate amount of the Revolving Credit Commitments pursuant to this Section 1.15, Schedule 1 shall be deemed amended reflecting the increases of the Revolving Credit Commitments of existing Lenders and the addition of the new Revolving Credit Commitments of the Additional Lenders (if any). Concurrently with the effectiveness of such increase, each Lender shall fund its pro rata share of the outstanding Revolving Loans and unpaid reimbursement obligations relating to Letters of Credit, if any, to the Administrative Agent so that after giving effect thereto each Lender, including the Additional Lenders (if any), holds a pro rata share of the outstanding Revolving Loans and obligations relating to Letters of Credit and the Borrower shall pay to each Lender all amounts due under Section 1.11 hereof as a result of any prepayment of any outstanding Eurodollar Loans resulting from any Lender's funding of Revolving Loans previously funded by other Lenders.

            3.4. The following definitions in Section 5.1 of the Credit Agreement shall be and hereby are amended and restated in their entirety to read as follows:

                  "Adjusted EBITDA" means, with reference to any period, the sum of (a) EBITDA for such period, (b) without duplication of amounts included in clause (a), EBITDA of the Acquired Business subject of any Permitted Acquisition consummated during such period for that portion of such period prior to the consummation of such Permitted Acquisition, and (c) all non-cash restructuring and other non-recurring non-cash charges for such period (not to exceed $15,000,000 in aggregate from the date hereof through the Revolving Credit Termination Date), provided that, for the purposes of this clause (c), one-time charges representing accruals for Operating Lease payments shall be deemed by the parties hereto to be non-cash charges notwithstanding any contrary treatment of such charges under GAAP.

                  "Applicable Margin" means, with respect to Loans,
            Reimbursement Obligations, and the letter of credit fees payable under Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                                         APPLICABLE MARGIN
                               APPLICABLE MARGIN FOR   FOR EURODOLLAR LOANS
                               BASE RATE LOANS UNDER      UNDER REVOLVING
            TOTAL LEVERAGE     REVOLVING CREDIT AND       CREDIT AND FOR
            RATIO FOR SUCH         REIMBURSEMENT       LETTER OF CREDIT FEE
LEVEL        PRICING DATE      OBLIGATIONS SHALL BE:         SHALL BE:
 III      Greater than or              0.50%                   2.00%
          equal to 1.75 to
          1.0

 II       Less than 1.75 to            0.25%                   1.75%
          1.0, but greater
          than or equal to
          1.00 to 1.0

  I       Less than 1.00 to            0.00%                   1.50%
          1.0

                  For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after June 30, 2004, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof; it being understood that the first Pricing Date shall be the date upon which the Administrative Agent receives the Borrower's financial statements for the fiscal quarter ending June 30, 2004. The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level III shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

                  "Borrowing Base Condition" has occurred if the aggregate
            outstanding principal amount of Revolving Loans, Swing Loans and L/C Obligations either (i) equals or exceeds $40,000,000 for a period of thirty (30) days or more (which need not be consecutive) during any sixty (60) consecutive day period or (ii) equals or exceeds $75,000,000 for four (4) or more consecutive Business Days, it being understood that the aggregate outstanding principal amount of Revolving Loans, Swing Loans and L/C Obligations (x) for each Business Day will be measured as of the close of business of such Business Day and (y) for each day which is not a Business Day will be deemed to be the aggregate outstanding principal amount of Revolving Loans, Swing Loans and L/C Obligations outstanding as of the close of business of the last Business Day prior to such day. Notwithstanding anything in this Agreement to the contrary, if at any time the Borrower's financial statements delivered pursuant to
            Section 8.5 hereof and accompanying compliance certificates for its two most recently-ended fiscal quarter reporting periods show that Adjusted EBITDA (as calculated to determine compliance with Section 8.21(d) hereof for the four fiscal quarters then ended) exceeded $60,000,000 at the end of both such reporting periods, then the provisions of this Agreement relating to the Borrowing Base Condition and all obligations imposed on the Borrower as a result thereof shall be deemed of no force or effect; provided, however, that if at any time thereafter the Borrower's financial statements delivered pursuant to

            Section 8.5 hereof and accompanying compliance certificate show that Adjusted EBITDA (as calculated to determine compliance with Section 8.21(d) hereof for the four fiscal quarters then ended) is less than $60,000,000, then the provisions of this Agreement relating to the Borrowing Base Condition shall once again be in full force and effect and shall be immediately reinstated without any further action by the parties hereto.

                  "L/C Sublimit" means $20,000,000, as reduced pursuant to the terms hereof.

                  "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $150,000,000 on the effective date of the Third Amendment to this Agreement.

                  "Revolving Credit Termination Date" means October 31, 2007, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

                  "Total Leverage Ratio" means, at any time the same is to be determined, the ratio of (a) Total Funded Debt at such time to (b) Adjusted EBITDA for the most recent four fiscal quarters of the Borrower then ended.

            3.5. Clause (k) of the definition of "Eligible Receivables" in
      Section 5.1 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  (k) would not cause the total Receivables owing from any one
            Account Debtor and its Affiliates to exceed 20% of all Eligible Receivables;

            3.6. The definitions of "Adjusted EBITDA" and "Acquisition" in
      Section 5.1 are not in alphabetical order. Section 5.1 of the Credit Agreement shall be and hereby is amended by moving the definitions of "Acquisition" and "Adjusted EBITDA" to the appropriate alphabetical order therein.

            3.7. Clause (b) of Section 8.5 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  (b) as soon as available, and in any event within thirty (30)
            days after the last day of each calendar month, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such month and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the month and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent; provided, that (x) if at any time the Borrower's financial statements delivered pursuant to clauses (c) and (d) below and accompanying compliance certificates for its two most recently-ended fiscal quarter reporting periods show that Adjusted EBITDA (as calculated to determine compliance with Section 8.21(d) hereof for the four fiscal quarters then ended) exceeded $60,000,000 at the end of both such reporting periods, then the Borrower shall no longer be obligated to deliver the financial statements referred to in this clause (b) and (y) if at any time thereafter the Borrower's financial statements delivered pursuant to clauses (c) and (d) below and accompanying compliance certificate show that Adjusted EBITDA (as calculated to determine compliance with Section 8.21(d) hereof for the four fiscal quarters then ended) is less than $60,000,000, then the Borrower shall once again be obligated to deliver the financial statements referred to in this clause (b);

            3.8. Section 8.7 of the Credit Agreement is hereby amended by (1) amending and restating clause (g) thereof in its entirety to read as follows:

                  (g) unsecured indebtedness of the Borrower and its
            Subsidiaries not otherwise permitted by this Section in an aggregate principal amount not to exceed $10,000,000 at any time;

      (2) replacing the period following clause (h) thereof with the word "and" and (3) adding a new clause (i) immediately after clause (h) therein to read in its entirety as follows:

                  (i) unsecured guarantees by the Borrower or any Subsidiary of indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time.

            3.9. Section 8.16 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  Section 8.16. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on September 30 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis, provided that the Borrower may, on a single occasion during the term of this Agreement, change its fiscal year basis to a fiscal year comprised of four fiscal quarters, each of which is comprised of 13 calendar weeks, with a fiscal year-end near (but not necessarily on) September 30 of each year. If the Borrower so changes its fiscal year basis, all references in this Agreement or any other Loan Document to a specific date (e.g., March 31, June 30, September 30 or December 31) which are intended to refer to a fiscal quarter or fiscal year-end date shall, where appropriate in the context, be deemed to refer to the new fiscal quarter or fiscal year-end date of the Borrower nearest to such specified date after giving effect to such change.

            3.10. Section 8.21 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                  Section 8.21. Financial Covenants. (a) Total Leverage Ratio.
            As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the Total Leverage Ratio to be greater than 2.50 to 1.0.

                  (b) Tangible Net Worth. The Borrower shall, at all times,
            maintain Tangible Net Worth in an amount not less than the sum of
            (i) $245,000,000, (ii) 50% of Net Income (if positive) for each fiscal quarter of the Borrower ending on or after December 31, 2003 (without deduction for losses) and (iii) 100% of the net cash proceeds of any equity offering by the Borrower or any Subsidiary.

                  (c) Minimum Adjusted EBITDA. As of the last day of each fiscal quarter of the Borrower set forth below, the Borrower shall have earned Adjusted EBITDA for the most recent four fiscal quarters of the Borrower then ended in an amount not less than the following:

                                       MINIMUM ADJUSTED EBITDA
       FISCAL QUARTER ENDING:          SHALL NOT BE  LESS THAN
            June 30, 2004                    $30,000,000

         September 30, 2004                  $35,000,000

each fiscal quarter ending thereafter        $40,000,000

                  (d) Maximum Rentals. The Borrower shall not, nor shall it
            permit any of its Subsidiaries to, create, incur or suffer to exist obligations for fixed rentals or other consideration payable under Operating Leases during any fiscal year in the aggregate for the Borrower and its Subsidiaries in excess of $24,000,000.

            3.11. Section 13.13(ii) shall be and hereby is amended and restated in its entirety to read as follows:

                  (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, increase the aggregate Revolving Credit Commitments of the Lenders (other than pursuant to the terms of Section 1.15 hereof), change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 13.13, release any material guarantor or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

            3.12. Exhibit F to the Credit Agreement shall be and hereby is amended and restated in its entirety as set forth on Exhibit F hereto.

            3.13. The Credit Agreement shall be further amended by adding an additional Exhibit I at the end thereof which shall read as set forth on
      Exhibit I attached hereto and a made a part hereof.

            3.14. Schedule 1 to the Credit Agreement shall be and hereby is amended and restated in its entirety as set forth on Schedule 1 hereto. Each Continuing Lender hereby agrees that, upon the effectiveness of this Amendment in accordance with its terms, it shall have a Revolving Credit Commitment in the amount set forth opposite its name on such Schedule 1, and each such Continuing Lender hereby accepts and assumes all of the rights and obligations pertaining thereto, including without limitation its ratable interest in all Revolving Loans and Letters of Credit in accordance with the provisions of the

      Loan Documents. Concurrently with the effectiveness of this Amendment, each Continuing Lender shall fund its pro rata share of the outstanding Revolving Loans and unpaid reimbursement obligations relating to Letters of Credit, if any, to the Agent so that after giving effect thereto each Continuing Lender holds a pro rata share of the outstanding Revolving Loans and obligations relating to Letters of Credit and the Borrower shall pay to each Lender all amounts due under Section 1.11 of the Credit Agreement as a result of any prepayment of any outstanding Eurodollar Loans resulting from any Continuing Lender's funding of Revolving Loans previously funded by other Lender.

SECTION 4. CONDITION PRECEDENT.

      Upon the satisfaction of the following condition precedent, this Amendment shall become effective as of and with effect from and after the date first above written:

            4.1. The Borrower, the Guarantors, the Agent and the Lenders (including the Departing Lender and each Continuing Lender) shall have executed and delivered this Amendment.

            4.2. The Agent shall have received for each New Lender a Revolving Note evidencing the Revolving Loans made or to be made by such New Lender in the amount of such New Lender's Revolving Credit Commitment as set forth on Schedule 1 hereto (such Revolving Note to be in the form attached to the Credit Agreement as Exhibit D-1 with appropriate insertions).

            4.3. The Agent shall have received for each Continuing Lender (other than New Lenders), the Revolving Credit Commitment of which is increased hereby, a replacement Revolving Note evidencing the Revolving Loans made or to be made by such Lender in the amount of its Revolving Credit Commitment as set forth on Schedule 1 hereto (such Revolving Note to be in the form attached to the Credit Agreement as Exhibit D-1 with appropriate insertions).

            4.4. The Agent shall have received from the Borrower such fees as are required to be paid pursuant to the terms of a letter between the Agent and the Borrower dated May 17, 2004.

            4.5. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel; and the Agent shall have received for each Lender the favorable written opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Agent, as to such legal matters.

            4.6. The Agent shall have received for each Lender copies of resolutions of the Borrower's and each Guarantor's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and (in the case of the Borrower) the new Revolving Notes delivered in conjunction herewith and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's and each Guarantor's behalf, all certified in each instance by its Secretary or Assistant Secretary.

            4.7. The Agent shall have received (i) all financial statements required to be delivered on or prior to the date hereof pursuant to the terms of Section 8.5 of the Credit Agreement and (ii) projections prepared by the Borrower for the three fiscal years ending on September 30, 2007, which shall be in form and substance satisfactory to the Lenders.

            4.8. The Departing Lender shall have been paid all principal and accrued but unpaid interest and commitment, letter of credit or other fees or amounts outstanding or accrued and unpaid as of the effective date hereof.

            4.9. Each Continuing Lender shall have been paid an amount (if any) equal to the excess of the principal amount of Loans outstanding to it immediately prior to the effectiveness of this Amendment over the principal amount of Loans outstanding to it immediately after the effectiveness of this Amendment, together with all accrued but unpaid interest and fees owing to it under the Credit Agreement as of the date hereof.

            4.10. The Borrower shall have paid to each Lender all amounts (if any) due to it under Section 1.11 of the Credit Agreement as a result of any repayment to such Lender of Eurodollar Loans or Swing Loans in connection with the effectiveness of this Amendment.

            4.11. Since March 31, 2004, there shall have been no Material Adverse Effect.

SECTION 5. REPRESENTATIONS.

      In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that representations contained in Section 6.5 of the Credit Agreement shall be deemed to refer to the most current financial statements of the Borrower delivered to the Lenders) and that the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6. MISCELLANEOUS.

      6.1. The Borrower and the other Guarantors (collectively, the "Credit Parties") have heretofore executed and delivered to the Lenders the Collateral Documents. The Credit Parties hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower, and the other Guarantors thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

      6.2. By signing below, each New Lender hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to the terms thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

      6.3. By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendments to the Credit Agreement as set forth herein and confirms that its obligations thereunder remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

      6.4. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

      6.5 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Agent.

      6.6. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

      This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

                                           BORROWER

                                           PLEXUS CORP.

                                           By /s/ George W.F. Setton
                                              ----------------------
                                              George W.F. Setton
                                              Corporate Treasurer

                                           GUARANTORS

                                           PLEXUS SERVICES CORP.

                                           By /s/ George W.F. Setton
                                              ----------------------
                                              George W.F. Setton
                                              Treasurer

                                           PLEXUS INTL. SALES & LOGISTICS, LLC

                                           By /s/ George W.F. Setton
                                              ----------------------
                                              George W.F. Setton
                                              Treasurer

                                           PLEXUS QS, LLC

                                           By /s/ George W.F. Setton
                                              ----------------------
                                              George W.F. Setton
                                              Treasurer

                                           PLEXUS INTERNATIONAL SERVICES, INC.

                                           By /s/ Angelo Ninivaggi
                                              --------------------
                                              Name:  Angelo Ninivaggi
                                              Title: President

                                           PTL INFORMATION TECHNOLOGY SERVICES
                                           CORP.

                                           By /s/ Angelo Ninivaggi
                                              --------------------
                                              Name:  Angelo Ninivaggi
                                              Title: President

                                 LENDERS

                                 HARRIS TRUST AND SAVINGS BANK, in its
                                    individual capacity as a Lender and as Agent

                                 By /s/ Michael M. Fordney
                                    --------------------------------
                                    Name:  Michael Forney
                                    Title: Vice President

                                 LASALLE BANK NATIONAL ASSOCIATION

                                 By /s/ Lou D. Banach
                                    --------------------------------
                                    Name:  Lou D. Banach
                                    Title: Senior Vice President

                                 NATIONAL CITY BANK

                                 By /s/ Tiffany Cozzolino
                                    --------------------------------
                                    Name:  Tiffany Cozzolino
                                    Title: Vice President

                                 THE BANK OF TOKYO - MITSUBISHI, LTD.,
                                    CHICAGO BRANCH

                                 By /s/ Shinichiro Munechika
                                    --------------------------------
                                    Name:  Shinichiro Munechika
                                    Title: Deputy General Manager

                                 THE PROVIDENT BANK

                                 By /s/ Joe Netzel
                                    --------------------------------
                                    Name:  Joe Netzel
                                    Title: Vice President

                                 NEW LENDER(S)

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION

                                 By /s/ Joan F. Kinate
                                    ------------------------------------
                                    Name:  Joan F. Kinate
                                    Title: Vice President

                                 ROYAL BANK OF CANADA

                                 By /s/ Stephanie Babich-Allegra
                                    ------------------------------------
                                    Name:  Stephanie Babich-Allegra
                                    Title: Authorized Signatory

                                 BANK OF AMERICA, N.A.

                                 By /s/ James P. Johnson
                                    ------------------------------------
                                    Name:  James P. Johnson
                                    Title: Managing Director

                                 KEYBANK NATIONAL ASSOCIATION

                                 By /s/ Vijaya Kulkarni
                                    ------------------------------------
                                    Name:  Vijaya Kulkarni
                                    Title: AVP

                                 U.S. BANK NATIONAL ASSOCIATION

                                 By /s/ Caroline V. Krider
                                    ------------------------------------
                                    Name:  Caroline V. Krider
                                    Title: Vice President & Senior Lender

                                    EXHIBIT A

                                   NEW LENDER
                                 NOTICE ADDRESS

Wells Fargo Bank, National Association   Royal Bank of Canada
1819 University Avenue                   One Liberty Plaza
Green Bay, Wisconsin  54302              New York, NY  10006-1404
Attention:   Joan Kinate                 Attention:   Stephanie Babich - Allegra
Telecopy:    (920) 436-6124              Telecopy:    (212) 428-6460
Telephone:   (920) 436-6103              Telephone:   (212) 428-6319

Bank of America, N.A.                    KeyBank National Association
555 California Street, 12th Floor        127 Public Square
SanFrancisco, California  94104          Mailcode:  OH-01-27-0631
Attention:   James P. Johnson            Cleveland, Ohio  44114
Telecopy:    (415) 622-4057              Attention:   Vijaya Kulkarni
Telephone:   (415) 622-4057              Telecopy:    (216) 689-8329
                                         Telephone:   (216) 689-0238

U.S. Bank National Association
777 E. Wisconsin Avenue
MK-WI-TGCB
Milwaukee, Wisconsin  53202
Attention:   Carol V. Krider
Telecopy:    (414) 765-4632
Telephone:   (414) 765-5971

                                    EXHIBIT F

                                  PLEXUS CORP.

                             COMPLIANCE CERTIFICATE

To:   Harris Trust and Savings Bank, as Administrative
      Agent under, and the Lenders party to, the Credit
      Agreement described below

      This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of October 22, 2003, among us (as amended from time to time the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected ____________ of Plexus Corp.;

      2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

      4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

      5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

                                          PLEXUS CORP.

                                          By

                                             Name_______________________________
                                             Title______________________________

                                   SCHEDULE I
                            TO COMPLIANCE CERTIFICATE

                                  PLEXUS CORP.

                             COMPLIANCE CALCULATIONS
                FOR CREDIT AGREEMENT DATED AS OF OCTOBER 22, 2003

                    CALCULATIONS AS OF _____________, _______

A.    Total Leverage Ratio (Section 8.21(a))

      1.   Total Funded Debt                                                    $___________

      2.   Adjusted EBITDA (Line C8 below)                                      $___________

      3.   Ratio of Line A1 to A2                                                 ____:1.0

      4.   Line A3 ratio must not exceed                                          2.50:1.0

      5.   The Borrower is in compliance (circle yes or no)                        yes/no

B.    Minimum Tangible Net Worth (Section 8.21(b))

      1.   Tangible Net Worth                                                   $___________

      2.   Base amount required                                                 $245,000,000

      3.   50% of Net Income (if positive) for each quarter ending on or after
           12/31/03                                                             $___________

      4.   100% of net cash proceeds of any equity offering by the
           Borrower or any Subsidiary                                           $___________

      5.   Sum of Lines B2, B3 and B4 (Required minimum)                        $___________

      6.   The Borrower is in compliance (circle yes or no)                        yes/no

C.    Minimum Adjusted EBITDA (Section 8.21(c))

      1.   Net Income for calculation period                                    $___________

      2.   Interest Expense for calculation period                              $___________

      3.   Income taxes for calculation period                                  $___________

      4.   Depreciation and Amortization Expense for calculation period         $___________

      5.   Sum of lines C1, C2, C3 and C4 ("EBITDA")                            $___________

      6.   EBITDA of Acquired Businesses during calculation period prior to
           Acquisition and not otherwise included in Net Income                 $___________

      7.   Non-cash restructuring/other non-cash non-recurring charges for calculation period (not to exceed $15,000,000 during term of
           Agreement)                                                           $___________

      8.   Sum of lines C5, C6 and C7 ("Adjusted EBITDA")                       $___________

      9.   Line C8 must not be less than                                        $___________

      10.  The Borrower is in compliance (circle yes or no)                        yes/no

D.    Maximum Rentals (Section 8.21(d))

      1.   Obligations for fixed rentals or other consideration payable under Operating Leases during most recent fiscal
           year                                                                 $___________

      2.   Line D1 shall not be greater than                                    $24,000,000

      3.   The Borrower is in compliance (circle yes or no)                        yes/no

                                    EXHIBIT I

                      COMMITMENT AMOUNT INCREASE AGREEMENT

                            _________________'______

Harris Trust and Savings Bank, as
  Administrative Agent (the "Administrative
  Agent") for the Banks referred to below
111 West Monroe Street
Chicago, Illinois  60603

Attention:        _______________

Re: Credit Agreement dated as of October 22, 2003 (together with all amendments, if any, hereafter from time to time made thereto, the "Credit Agreement"), among Plexus Corp., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent

Ladies and Gentlemen:

      In accordance with the Credit Agreement, the Borrower has requested that the Administrative Agent consent to an increase in the aggregate Revolving Credit Commitments (the "Commitment Amount Increase"), in accordance with
Section 1.15 of the Credit Agreement. The Commitment Amount Increase shall be effected, in part, by [AN INCREASE IN THE REVOLVING CREDIT COMMITMENT OF [NAME OF EXISTING LENDER] [THE ADDITION OF [NAME OF NEW LENDER] (THE "NEW LENDER") AS A LENDER UNDER THE TERMS OF THE CREDIT AGREEMENT], all as evidenced hereby. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

      After giving effect to the Commitment Amount Increase, the

      Revolving Credit Commitment of the [LENDER] [NEW LENDER] shall be $_____________.

                    [INCLUDE PARAGRAPHS 1-4 FOR A NEW LENDER]

      1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Revolving Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

      2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

      3. The New Lender hereby advises you of the following administrative details with respect to its Loans and Revolving Credit Commitments:

      (A)   Notices:

            Institution Name: __________________________
            Address:          __________________________
                              __________________________
            Telephone:        __________________________
            Facsimile:        __________________________

      (B)   Payment Instructions:

      [4. THE NEW LENDER HAS DELIVERED, IF APPROPRIATE, TO THE BORROWER AND THE ADMINISTRATIVE AGENT (OR IS DELIVERING TO THE BORROWER AND THE ADMINISTRATIVE AGENT CONCURRENTLY HEREWITH) THE TAX FORMS REFERRED TO IN SECTION 13.1 OF THE CREDIT AGREEMENT.]*

      This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the State of Illinois.

      The Commitment Amount Increase shall be effective when Administrative Agent receives fully executed Commitment Amount Increase Agreements from all Lenders who are increasing their Revolving Credit Commitments (if any) and all new Lenders (if any) who are participating in the Commitment Amount Increase, but not in any case prior to ___________________, ____.

--------
* Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

      By its execution of this letter, the Borrower hereby certifies that no Default or Event of Default exists.

      Please indicate the Administrative Agent's consent to and the Borrower's acceptance of the portion of the Commitment Amount Increase relating to the undersigned by signing the enclosed copy of this letter in the space provided below.

                                         Very truly yours,

                                         [NEW LENDER/LENDER INCREASING
                                           COMMITMENTS]

                                         By
                                            Name________________________________
                                            Title_______________________________

The undersigned hereby consents
on this __ day of _____________,
 _____ to the above-requested Commitment
Amount Increase.

HARRIS TRUST AND SAVINGS BANK,
 as Administrative Agent

By_______________________________________
   Name__________________________________
   Title_________________________________

Agreed to and accepted this ____ day of
______________________________,__________.

PLEXUS CORP.

By_______________________________________
   Name__________________________________
   Title_________________________________

                                   SCHEDULE 1

                          REVOLVING CREDIT COMMITMENTS

            NAME OF LENDER                REVOLVING CREDIT COMMITMENT   SWING LINE COMMITMENT
     Harris Trust and Savings Bank               $  29,000,000              $   5,000,000

   LaSalle Bank National Association             $  24,000,000              $         -0-

          National City Bank                     $  24,000,000              $         -0-

  The Bank of Tokyo - Mitsubishi, Ltd.,          $  15,000,000              $         -0-
            Chicago Branch

         Royal Bank of Canada                    $  14,000,000              $         -0-

      U.S. Bank National Association             $  14,000,000              $         -0-

     KeyBank National Association                $  11,000,000              $         -0-

 Wells Fargo Bank, National Association          $  11,000,000              $         -0-

         Bank of America, N.A.                   $   8,000,000              $         -0-

     TOTAL                                       $ 150,000,000              $   5,000,000
                                                 =============              =============